Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting (or by 11:59 P.M. Eastern Time on February 5, 2015 for the 401(k) participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

INTERNATIONAL GAME TECHNOLOGY C/O SHAREOWNER SERVICES P.O.BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting (or by 11:59 P.M. Eastern Time on February 5, 2015 for 401(k) participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

For ☐	Against ☐	Abstain ☐
1.

To approve the Agreement and Plan of Merger, dated as of July 15, 2014, as amended, by and among International Game Technology, a Nevada corporation, GTECH S.p.A., a joint stock company organized under the laws of Italy, GTECH Corporation, a Delaware corporation (solely with respect to Section 5.02(a) and Article VIII), Georgia Worldwide PLC, a public limited company organized under the laws of England and Wales (“Holdco”), and Georgia Worldwide Corporation, a Nevada corporation and wholly owned subsidiary of Holdco (as amended, the “Merger Agreement”).

2.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.	☐	☐	☐

3.	A non-binding advisory vote to approve certain compensation arrangements for IGT’s named executive officers in connection with the transactions contemplated by the Merger Agreement.	☐	☐	☐

NOTE:  WHETHER OR NOT ANY SPECIFICATION IS MADE, EACH OF THE PROXIES  IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH OTHER BUSINESS AS  MAY PROPERLY COME BEFORE  THE SPECIAL MEETING OR ANY  POSTPONEMENTS OR ADJOURNMENT THEREOF.

For address change/comments, mark here.	☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000223591_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

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INTERNATIONAL GAME TECHNOLOGY

Special Meeting of Stockholders

February 10, 2015 9:30 A.M. PST

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated February 10, 2015, and accompanying Proxy Statement/Prospectus, and hereby appoints Patti S. Hart and Paul C. Gracey Jr., and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Special Meeting of Stockholders of International Game Technology to be held on Tuesday, February 10, 2015 at 9:30 A.M., PST, at Signature Tower 3, Meeting Room D at The Signature at MGM Grand, 145 East Harmon Avenue, Las Vegas, Nevada, and any and all adjournments or postponements thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. If the undersigned is a participant in the International Game Technology 401(K) Plan, you have the right to direct Fidelity Management Trust Company (the "Trustee") regarding how to vote the shares of International Game Technology attributable to this account. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to the individual voting directions. UNLESS OTHERWISE REQUIRED BY LAW, THE SHARES ATTRIBUTABLE TO THIS ACCOUNT WILL BE VOTED AS DIRECTED; IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BEFORE FEBRUARY 5, 2015, THE SHARES ATTRIBUTABLE TO THIS ACCOUNT WILL NOT BE VOTED.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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